OPERATING AGREEMENT

OF

LATITUDE ENERGY SERVICES, LLC

A NEVADA LIMITED LIABILITY COMPANY

This Operating Agreement (the "Agreement") is made and entered into effective as of the 1st day of February, 2011 by and among Latitude Solutions, Inc., Moondog Llc., Logoly Farms, DIT Equities and FEQ Realty, Llc as Members and those individuals or entities listed on Schedule A who execute this Operating Agreement as Members either individually or by a duly appointed attorney-in-fact, as such Schedule A may be amended from time to time to include others who join this Agreement by separate consent and joinder, each of whom is sometimes hereinafter designated "Member" and all of whom are sometimes hereinafter designated collectively "Members." In consideration of the mutual promises, covenants and conditions hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which the Members acknowledge, the Members enter into this Operating Agreement of Latitude Energy Services, LLC as follows:

ARTICLE I.

DEFINITIONS

The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein);

(a) "Capital Account" as of any given date shall mean the Capital contribution to the LLC by a Member as adjusted up to the date in question pursuant to Article VIII.

(b) "Capital Contribution" shall mean any contribution, in cash or real property, to the capital of the LLC made by a Member, whenever contributed. "Initial Capital Contribution" shall mean the initial contribution to the capital of the LLC pursuant to this Agreement.

(c) "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent superseding federal revenue laws.

(d) "Nevada Act" shall mean the Nevada Limited Liability Company Act.

(e) "LLC" shall refer to Latitude Energy Services, LLC.

(f) "Distributable Cash" shall mean all cash, revenues and funds received by the LLC from LLC operations, less the sum of the following to the extent paid or set aside by the LLC: (i) all principal and interest payments on indebtedness of the LLC and all other sums payable to lenders; (ii) all expenditures incurred in the operation of the LLC's business; (iii) such cash reserves as the Manager(s) deems, in his or her sole discretion, appropriate to the proper operation of the LLC's business.

(g) "Entity" shall mean any general partnership, limited partnership, Limited Liability Company, corporation, joint venture, trust, business trust, cooperative or association.

(h) "Fiscal Year" shall mean the LLC's fiscal year, which shall be the calendar year.

(i) "Interest" shall mean the percentage of ownership interest in the LLC for each Member pursuant to Article VIII, Section 8.01, of this Agreement.

(j) "Managers" shall initially mean Latitude Solutions, Inc., Moondog llc., and Logoly, Llc, Members. Following the first annual meeting of the LLC, "Manager" shall mean the Member or Members of the LLC chosen to manage it pursuant to the Nevada Act. Until changed pursuant to the terms of this Agreement, there shall be three Managers, Latitude Solutions, Inc., Moondog llc., and Logoly, Llc. References to the Manager(s) in the singular or as him, her, it, itself, or other like references shall also, where the context so requires, be deemed to include the plural or the masculine or feminine reference, as the case may be.

(k) "Member" shall mean each party who executes this Agreement or any counterpart thereof, as a Member and each of the parties who may hereafter become additional or substituted Members.

(l) "Agreement" shall mean this Agreement as originally executed and as amended from time to time.

(m) "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such "person" where the context so admits.

(n) "Preferred Member" shall mean those designated as contributors on Schedule "A."

(o) "Property" shall mean any Limited Liability Company assets, tangible or intangible.

(p) "Substitute Member" shall mean any Person or Entity who or which is admitted to all of the rights of a Member who has died or transferred and assigned part or all an interest in the LLC with the approval of all of the Members or as otherwise provided herein. The Substitute Member has all the rights and powers and is subject to all the restrictions and liabilities of his assignor. The substitution of the assignee does not, by itself, release the assignor from liability to the LLC.

ARTICLE II.

FORMATION OF LLC

2.01 Formation. On February 9, 2011, the Members formed a Nevada Limited Liability Company under and pursuant to the Nevada Limited Liability Company Act.

2.02 Name. The name of the LLC is Latitude Energy Services, LLC.

2.03 Principal Place of Business. The principal place of business of the LLC within the State of Florida shall be 190 NW Spanish River Blvd, Suite 101, Boca Raton, Florida 33431. The LLC may locate its places of business and registered office at any other place or places as the Managers from time-to-time deem advisable.

2.04 Registered Office and Registered Agent. The LLC's registered office in Nevada shall be 318 N. Carson Street, Suite 208, Carson City, Nevada 89701 and the name of its initial registered agent at such address shall be Paracorp Incorporated.

2.05 Term. The term of the LLC shall be thirty (30) years from the date of filing of the LLC's Articles of Organization with the Secretary of State of the State of Nevada, unless the LLC is earlier dissolved in accordance with either the provisions of this Agreement or the Nevada Act. Any dissolution or the LLC in contravention of this Agreement shall be a material breach of this Agreement.

ARTICLE III.

BUSINESS OF LLC

3.01 Permitted Businesses. The business of the LLC shall be to own and operate a Water remediation business and such other related Business as is legally authorized under Nevada Law and to do all acts incident to such purposes, all with a view to the production of profits.

ARTICLE IV.

NAMES AND ADDRESS OF MEMBERS

The names and addresses of the initial Members are as follows:

1. Latitude Solutions, Inc. - 190 NW Spanish River Blvd, Suite 101, Boca Raton, Florida 33431

2. Moondog Llc - 190 NW Spanish River Blvd, Suite 101, Boca Raton, Florida 33431

3. DIT Equities Llc 190 NW Spanish River Blvd, Suite 101, Boca Raton, Florida 33431

4. FEQ Realty, Llc 190 NW Spanish River Blvd, Suite 101, Boca Raton, Florida 33431

5. Logoly Farms, Llc 190 NW Spanish River Blvd, Suite 101, Boca Raton, Florida 33431

ARTICLE V.

RIGHTS AND DUTIES OF MANAGER

5.01(a) Management. The business and affairs of the LLC shall be managed by its designated Managers, set forth in Article I(j) above, subject to a change in the number of managers as set forth in Section 5.02. Such Managers shall direct, manage and control the business of the LLC to the best of their ability and, subject to the limitations contained in this Agreement, the Managers have the complete authority to do any and all things with the complete authority to do any and all things which the Managers shall deem to be in the best interests of the LLC.

5.01(b) Compensation: Managers who are individuals shall be paid for services to the Limited Liability Company performed as executives, but not as Managers, and shall be reimbursed for any out-of-pocket expenses. Members who are either managers or executives of the LLC shall be paid salaries under separate employment contracts

5.02 Number, Tenure and Qualifications. The number of Managers of the LLC shall be fixed from time to time by the affirmative vote of the Members holding a majority of the LLC's Units. Initially, there shall be Three Managers. The initial Managers shall serve until successors shall be elected and qualified. The Manager shall hold office until the next annual meeting of Members or until a successor shall have been elected and qualified. The Managers shall be elected by the affirmative vote of Members holding a majority of the LLC's Units. The parties acknowledge that, in the event that Members holding a majority of the LLC's Units cannot agree upon the election of the Managers at the annual meeting of Members, then the Managers then in office shall continue to serve until a successor shall be elected and qualified.

5.03 Certain Powers of Manager(s). Subject to the rights and powers vested in the other Members by law and subject to the restrictions as are hereinafter set forth, the Managers shall have the full power and authority, for and on behalf of the LLC to manage the business of the company including day-to-day operations in the exercise of such Managers best business judgment, and to commit, encumber and obligate the LLC pursuant to the real property ownership and enter into and execute on the LLC's behalf all contracts and instruments which they deem, in their reasonable discretion, advisable

and appropriate to discharge such purpose and pay all expenses and make all debt service payments of the LLC on a timely basis. Managers may enter into any contract or agreement, or disburse funds in the ordinary course of business without restriction in order to carry on the LLC business.

5.04 Restriction on Powers of Managers. Notwithstanding the foregoing, without the affirmative vote of Members holding a majority of Interests in the LLC (or as otherwise specifically set forth in this Agreement), the Managers shall not be authorized to (a) enter into any contract, or agreement, to borrow funds, or to encumber the LLC or the assets of the LLC except to refinance the Bank Note secured by the business (or any successor financing of the primary debt on the business); (b) to affect a bulk the sale of part or all of the LLC's Property or assets; (c) amend this Agreement; (d) using the LLC's funds for any purpose other than the stated purpose of the LLC set forth in Article III; (e) selling, exchanging, conveying, transferring or otherwise disposing of all or substantially all of the LLC's assets, including to Members or Member's Affiliates; (f) approving capital call requirements and after all capital requirements of the LLC are satisfied, admitting new members, unless such admittance is for estate planning purposes and authorizing the issuance of new Interests; or (g) the termination of this Agreement, or the dissolution, liquidation, or winding up of the LLC.

5.05 Liability for Certain Acts. The Managers shall exercise their business judgment in managing the business operations and affairs of the LLC. Unless fraud, deceit, gross negligence, willful misconduct or a wrongful taking shall be proved by a nonappealable court order, judgment, decree or decision, the Managers shall not be liable or obligated to the Members for any mistake of fact or judgment or for the doing of any act or the failure to do any act by the Managers in conducting the business operations and affairs of the LLC, which may cause or result in any loss or damage to the LLC or its Members. The Managers do not, in any way, guarantee the return of the Members' Capital Contributions or a profit for the Members from the operations of the LLC. The Managers shall not be responsible to any Member because of a loss of their investment or a loss in operations, negligence, unless the loss shall have been the result of fraud, deceit, gross negligence, willful misconduct or a wrongful taking by the Managers proved as set forth in this Section. The Managers shall incur no liability to the LLC or to any of the Members as a result of engaging in any other business or venture.

5.06 Managers - No Exclusive Duty to LLC. Managers shall not be required to manage the LLC as his or her sole and exclusive function and he or she (or any Managers) may have other business interests and may engage in other activities in addition to those relating to the LLC as long as such activities do not compete directly with those of the LLC. However, this Section 5.06 shall not relieve the Managers of a duty of good faith, a duty to use best efforts in the execution and performance of duties and the fiduciary duty to the LLC. Neither the LLC nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the Managers or in the income or proceeds derived therefrom.

5.07 Bank Accounts. Managers may from time to time open bank accounts in the name of the LLC, and the Managers shall be the signatories thereon, unless the Managers determine otherwise.

5.08 Indemnity of the Managers. The Managers shall be indemnified by the LLC under the following circumstances and in the manner and to the extent indicated:

(a) In any threatened, pending or completed action, suit or proceeding to which Managers were or are a party or is threatened to be made a party by reason of the fact that it is or was a Manager of the LLC (other than an action by or in the right of the LLC) involving an alleged cause of action for damages arising from the performance of activities on behalf of the LLC, the LLC shall defend and indemnify such Managers against expenses, including attorneys' fees and court costs, judgments and amounts paid in settlement, actually and reasonably incurred in connection with such action, suit or proceeding, if the Managers acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the LLC, provided that the conduct has not been found by a nonappealable court judgment, order, decree or decision to constitute fraud, deceit, gross negligence, willful misconduct, a wrongful taking, or a breach of fiduciary obligations to the LLC or the Members. The termination of any action, suit or proceeding by judgment, order, or settlement shall not, of itself, create a presumption that the Manager(s) did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the LLC.

(b) To the extent the Manager(s) has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsection (a) above, or in defense of any claim, issue or matter therein, the LLC shall defend and indemnify the Manager(s) against the expenses, including reasonable attorneys' fees and court costs, actually and reasonably incurred in connection therewith.

(c) The indemnification set forth in this Section shall in no event cause the Members to incur any liability beyond their total Capital Contributions plus their share of any undistributed profits of the LLC, nor shall it result in any liability of the Members to any third party.

5.09 Resignation. A Manager or Managers of the LLC may resign at any time by giving written notice to all Members of the LLC and by receiving prior written authorization from Members holding a majority of the LLC's Units.

5.10 Removal. Managers may be removed from their position as Managers of the LLC by the affirmative vote of Members entitled to vote and holding a majority of the Units in the LLC. For the purposes of such a vote, any Managers who are also Members shall be entitled to vote its interest.

Upon removal of the Managers, the Members (other than the former Managers if the Managers are also Members) shall by vote of a majority of such Members appoint interim Managers to assume the duties of the Managers and the installation of new Managers to undertake the responsibilities of the Managers.

5.11 Vacancies. Managers elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and shall hold office until the expiration of such term and until his or her successor shall be elected and shall qualify or until his or her earlier death, resignation or removal. Managers chosen to fill a position resulting from an increase in the number of Managers shall hold office until the next annual meeting of Members and until his or her successor shall be elected and shall qualify, or until his or her earlier death, resignation or removal.

5.12 Insider Employment. The fact that a person or Entity is a Member or is employed by or is directly or indirectly interested in or connected with any Member or any person or Entity employed by the LLC to render any service or from whom the LLC may buy services (an "Affiliate") shall not prohibit the Manager from employing or dealing with such person or Entity; provided, however, that any contract, employment or arrangement with such person or Entity shall be on an arms-length basis, disclosed to the other Members, approved by Members owning a majority of the interest in the LLC, and shall be fair and reasonable.

ARTICLE VI.

RIGHTS AND OBLIGATIONS OF MEMBERS

6.01 Limitation of Liability. Each Member's liability shall be limited as set forth in the Nevada Act and other applicable law.

6.02 LLC Debt Liability. A Member will not personally be liable for any debts or losses of the LLC beyond his or her respective Capital Contributions, except as provided by Nevada law.

6.03 Additional Capital Contribution. No Additional Capital Contributions shall be permitted or required under any circumstances

6.04 List of Members. Upon written request of any Member, the Manager(s) shall provide a list showing the names, addresses and Interests of all Members in the LLC. Subject to the Nevada Act and upon reasonable request, each Member shall have the right, during ordinary business hours, to inspect and copy such LLC documents at the Member's expense.

6.05 Compensation of Members. There shall be no compensation of Members for salaries or services, except those Members who are Managers who are salaried, and out of pocket expenses shall

be reimbursed. This section may not be amended except upon unanimous vote of the Members. This shall not however preclude Managers participation in the Profit Allocation as set forth in Article 9.

ARTICLE VII.

MEETINGS OF MEMBERS

7.01 Annual Meeting. The annual meeting of the Members shall be held on October 1 (or if on a weekend, on the next successive business day) each year at 10:00 a.m., or on such other date or time as shall be determined by resolution of the Members, commencing with the year of 2011, for the purpose of the transaction of such business as may come before the meeting.

7.02 Special Meeting. Special meeting of the Members for any purpose or purposes, unless otherwise prescribed by statute, may be called by any Manager or by any one Member.

7.03 Place of Meeting. The Members calling the meeting, or the Manager in case of the annual meeting may designate any place in the Town of Boca Raton, Florida or such other place as the Members may unanimously agree, as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal listed address of the LLC in the State of Florida.

7.04 Record Date. For the purpose of determining Members entitled to notice or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

7.05 Quorum. Members holding a majority of Interests in the LLC's, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, Members holding at least a majority of Interests in the LLC may adjourn the meeting from time to time, for a period not to exceed sixty (60) days without further notice.

At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that percentage of Units whose absence would cause less than a quorum.

7.06 Manner of Acting. Except as otherwise specifically provided in this Agreement, if a quorum is present, the affirmative vote of Members holding a majority of the LLC's Units, shall be the act of the Members. In the event any proposed action requires unanimous consent of the members, as otherwise specified in this agreement, such action may not occur without such unanimous consent.

7.07 Proxies. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Manager(s) of the LLC before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

7.08 Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Member entitled to vote and delivered to the Manager(s) of the LLC for inclusion in the minutes or for filing with the LLC records and such action is approved by a 75% majority of the Members interests. Action taken under this Section 7.10 is effective when all Members entitled to vote have signed the consent, unless the consent specifies a different date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

7.09 Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein,

shall be equivalent to the giving of such notice.

7.10 Voting. The Members holding Interests shall possess sole voting rights with respect to the LLC, unless otherwise provided by the Nevada Act. The percentage vote to which a Member holding Interests shall be entitled shall be the fraction the numerator of which is the Percentage Interest which the Member holds and the denominator of which is the aggregate percentages held by all Members, which shall be based on the LLC's then current schedule of interest holders.

ARTICLE VIII.

CONTRIBUTIONS TO THE LLC AND CAPITAL ACCOUNTS

8.01 Members' Capital Contributions. Each Member shall contribute such amount as is set forth in Schedule "A" hereto as its share of the Initial Capital Contribution.

8.02 Capital Accounts.

(a) A separate Capital Account shall be maintained in the name of each Member. Initially each Member's Capital Account shall be credited with the cash amount of his or her Initial Capital Contribution.

(b) The Capital Account of each Member shall thereafter be increased by:

(1) The amount of any profits or separately stated items of income or gain allocated to such Member pursuant to this Agreement; and

(2) The amount of any of the LLC's liabilities that are assumed by such Member or that are secured by any of the LLC's real property distributed to such Member, except to the extent that such liabilities reduce or limit the Capital Account debit under Section 8.02 (c) (2) below.

(c) The Capital Account of each Member shall be decreased by:

(1) The amount of any LLC loses or any separately stated items of deduction of loss allocated to such Member pursuant to this Agreement.

(2) The amount of all cash distributions and the fair market value of property distributions (net of liabilities assumed by such Member and liabilities to which the distributed property is subject) to such Member.

(3) The amount of any liabilities of such Member that are assumed by the LLC or that are secured by property contributed by such Member to the LLC, except to the extent that such liabilities reduce or limit the Capital Account credit under Section 8.02 (b) (1) above.

(d) For purposes of this Section, any unrealized appreciation or decline in value with respect to assets distributed in kind shall be allocated among the Members in accordance with the provisions of Article IX of this Agreement, as though such assets had been sold for their fair market value on the date of distribution, and the Members' Capital Accounts shall be adjusted to reflect both the deemed realization of such appreciation or decline in value and the distribution of such property.

(e) If a Member's Interest is sold, exchanged or otherwise transferred, the Capital Account of the transferee shall be the same as the Capital Account of the transferor Member immediately before the transfer, unless the Manager(s) shall determine otherwise.

(f) A loan made by a Member to the LLC shall not be considered a contribution to be credited to the Capital Account of the Member.

(g) The foregoing and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b) and shall be

interpreted and applied in a manner consistent with such Regulations.

(h) The LLC shall not pay any interest to a Member on such Member's Capital Contributions to the LLC. Nothing herein provided shall prevent or prohibit the accrual and payment of interest by or to a Member, the LLC or third parties for loans.

8.03 Withdrawals or Reduction of Member's Contributions to Capital.

(a) A Member shall not receive out of the LLC's property any part of the LLC's contributions to capital until all liabilities of the LLC, except to Members on account of their contributions to capital, have been paid or there remains property of the LLC sufficient to pay them.

(b) No Member shall have the right to withdraw any part of his or her Initial Capital Contributions except (i) with the consent of the Manager(s), or (ii) except as otherwise specifically permitted pursuant to the terms of this Agreement. Under circumstances requiring a return of a Member's Capital Contributions, no Member shall have the right to receive Property other than cash unless all Members agree thereto. In the case of distributions in liquidation of the LLC, the Manager(s) may, in his or her sole discretion, make distribution in kind and may compel any Member to accept a distribution in kind, including the distribution of a percentage of an asset, provided that the Manager shall have a duty of impartiality with respect to such distributions in liquidation. No Member shall have priority over any other Member as to return of his or her Capital Contribution(s) or as to distributions, except as otherwise provided in the Agreement. Each Member shall look solely to the assets of the LLC for the return of his or her Capital Contribution(s), and if the assets of the LLC are insufficient to return a Member's Capital Contribution(s), such Member shall have no recourse against any other Member for that purpose. No Member shall be required to restore to the LLC or to any of the Members the amount of the deficit balance, if any, in such Member's Capital Account, and neither the LLC nor such other Members shall have any claim against a Member to restore a Capital Account deficit or to require additional contributions or payments to equalize or proportionalize the Member's Capital Accounts.

ARTICLE IX.

ALLOCATIONS, INCOME TAX, ELECTIONS, AND REPORTS AND DISTRIBUTIONS

9.01 Allocations of Profits and Losses. Except as otherwise herein provided, each preferred Member shall share in LLC profits and losses and items of income, gain, loss, deduction and credit, pro rata, based upon his or her Percentage Interest in the LLC.

9.02 Qualified Income Offset. Notwithstanding any other provision of this Agreement to the contrary, if, with respect to any taxable year of the LLC, a Member receives an unexpected adjustment, allocation or distribution of the type described in Section 1.704-1(b) (2) (ii) (d) (4), (5) or (6) of the Regulations under Section 704 of the Code that results in such Member's Capital Account having a negative balance, gross income and the amount realized on the disposition of LLC real property for such taxable year and all subsequent taxable years shall be allocated to such Member in an amount necessary to eliminate such negative balance in such Member's Capital Account as quickly as possible. The provisions of this Section 9.02 are intended to constitute a "qualified income offset" within the meaning of Section 1.704-1 (b) (2) (ii) (d) (3) of the Regulations under Section 704 of the Code and shall be construed in accordance with such intention.

9.03 Minimum Gain Chargeback. Beginning in the first taxable year in which there are "nonrecourse deductions" or a distribution is made of proceeds of a nonrecourse liability that are allocable to an increase in the minimum gain of the LLC, as determined under the rules of Section 1.704-1T(b) (4) (iv) (e) of the Regulations under Section 704 of the Code, or any successor provision, and thereafter throughout the full term of the LLC's existence, and "minimum gain chargeback" rules of Section 1.704-1T(b) (4) (iv) (e) of the Regulation under Section 704 of the Code, or any successor provisions, shall apply with respect to the allocation of all LLC items in such year(s). If there is a net decrease during a taxable year of minimum gain attributable to Member nonrecourse debt within the meaning of Section 1.704-1T(b) (4) (iv) (h), or any successor provisions, then the chargeback rules of Section 1.704-1T(b) (4)

(iv) (h), or any successor provision shall apply.

9.04 Required Distributions. In the event the LLC realizes net income in any calendar year, the Members shall be entitled to a distribution from the LLC from distributable cash in an amount equal to the net income less all debt service payments required by debt obligations, allocable to such Members in the same proportions as profits and losses of the LLC are allocated among the Member pursuant to the provisions of Article IX, Section 9.01. The LLC shall make such distributions on or before March 1st of each calendar year. The LLC shall make cash distributions in amount equal to the estimated tax liability (estimated at 33% of allocable net income) to cover each member's tax liability in any year in which the LLC receives net income. In the event of sale of substantially all of the real property of the LLC, the LLC shall distribute as a final distribution all distributable cash within 60 days after such sale.

9.05 Distributions. Distributions of "Distributable Cash" (other than required distributions under Section 9.04) shall be made to the Members as follows: first to the Members, as a return of capital, and, thereafter, as profits and losses of the LLC are allocated among the Members pursuant to the provisions of Article IX, Section 9.01. The Manager(s) shall make such distributions at such times, in such manner and in such amounts as shall be determined by the affirmative vote of Members holding at least a majority of the LLC's Interest.

9.06 Limitation on Distribution. Notwithstanding the foregoing, no distribution shall be declared and paid unless, after the distribution is made, the assets of the LLC are in excess of all liabilities of the LLC, except liabilities to Members on account of their Capital Contributions.

9.07 Accounting Principles. Profits and losses of the LLC shall mean net income or net loss, respectively, of the LLC, as determined for federal income tax purposes, under the cash receipts and disbursements method of accounting. Separately stated items include those items of income, gain, loss, deduction or credit which are accounted for separately pursuant to the Code.

9.08 Loans to LLC. Nothing in this Agreement shall prevent any Member from making secured or unsecured loans to the LLC with other negotiated terms and conditions, subject to the necessary Member approval.

9.9 Records and Reports. At the expense of the LLC, the Manager(s) shall maintain records and account of all operations and expenditures of the LLC. At a minimum the LLC shall keep at its principal place of business the following records:

(a) A current list of the full name and last known business, residence, or mailing address of each Member and Manager, both past and present;

(b) A copy of the Articles of Organization of the LLC and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed.

(c) Copies of the LLC's federal, state, and local income tax returns and reports, if any, for the three (3) most recent years;

(d) Copies of the LLC's currently effective written Agreement, copies of any writings permitted or required with respect to a Member's obligation to contribute cash, real property or services, and copies of any financial statements of the LLC for the three (3) most recent years;

(e) Minutes of every annual, special meeting and court ordered meeting;

(f) Any written consents obtained from Members for actions taken by Members without a meeting;

The LLC's books shall be kept and its financial statements shall be prepared under the method of accounting described in Section 9.09.

9.10 Returns and Other Elections. The Manager(s) shall cause the preparation and timely filing

of all tax returns required to be filed by the LLC pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the LLC does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the LLC's fiscal year. All elections permitted to be made by the LLC under federal or state laws shall be made by the Managers in their mutual discretion.

ARTICLE X.
RESTRICTIONS ON TRANSFER

10.01 Restrictions on Transfer. Unless otherwise specifically provided in Article X, no Member shall have any right to sell, give, assign, encumber, transfer or otherwise dispose of its interest in the LLC without the written consent of the Managers which consent the Managers may in their sole discretion withhold; provided, that any Member other than a natural person may make a Permitted Transfer. As used herein, a "Permitted Transfer" shall mean an assignment, sale, pledge or transfer to a direct or indirect wholly-owned subsidiary of such Member or, if such Member is itself a direct or indirect wholly-owned subsidiary, any direct or indirect wholly-owned subsidiary of its ultimate parent entity. Any sale, gift, assignment, encumbrance, transfer, or other disposition of a Member's interest in the LLC in contravention of the terms of this Agreement shall be null and void.

Restrictions on Transferability. Except as provided herein, no Member shall assign all or any portion of such Member's Interest or the right of such Member to profits of the LLC or any other asset of the LLC without the prior written consent of 70% Members interests. The foregoing shall not be applicable to an assignment solely of the right of such Member to profits of the LLC to another Member, an Affiliate, (as hereinafter defined) or to any member of the Member's immediate family or to trusts or estates the beneficiaries of which are members of the immediate family, either by intervivos transfer or transfer by will or the laws of descent and distribution. Any assignment of profits only shall not include the right to vote or take part in management of the LLC. Any assignment except as provided above by a Member of an interest shall be void as against the LLC and the other Members.

(a) For purposes herein *"immediate family"* shall mean parents, siblings, lineal descendants and spouses of any such person.

(b) For purposes herein *"Affiliate"* means, when used with reference to a specific Person or entity, as hereafter defined, (a) any Person or entity that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (b) any Person or entity that is an officer, director, manager or trustee of or partner in, or serves in a similar capacity with respect to , the specified Person or entity or of which the specified Person or entity serves in a similar capacity, and (c) any Person or entity that, directly or indirectly, is the beneficial owner of 20% or more of any class of equity securities of, partnership or membership interest in or otherwise has a substantial beneficial interest in, the specified Person or entity or of which the specified Person or entity is directly or indirectly the owner of 20% or more of any class of equity securities, membership or partnership interests, or in which the specified Person or entity has a substantial beneficial interest. For purposes herein, control means ownership of Twenty Percent (20%) or more of any class of equity securities, membership or partnership interests.

10.02 Substitution of Parties. Except as otherwise provided in the Agreement, anyone acquiring an Interest in the LLC pursuant to the terms of this Agreement shall not be admitted as a Substituted Member unless and until the other and remaining Members consent thereto, in writing and the person or entity acquiring such Interest agrees to be bound by this Agreement including any amendments thereto, as then in effect.

10.03 Right of First Refusal. Any Member or any Substitute Member (the *"Transferor Member"*) may entertain an offer by any person or persons to purchase all or any portion of its Interest in the LLC, but no transfer of any portion of the Transferor Member's Interest in the LLC to such a third party shall be permitted or recognized under this Operating Agreement unless the Transferor Member has complied with the provisions of Section 10.1 and 10.2 herein and this Section 10.3.

(a) If the Transferor Member determines to transfer all or any portion of its Interest in the LLC and has negotiated a bona fide offer to purchase the same, it shall notify the other Members (the *"Offeree Member(s)"*) in writing (the *"Transfer Notice"*) of such offer and of its desire to accept the same. The Transfer Notice shall set forth the price, terms, and conditions under which the Transferor desires to sell its Interest in the LLC and the true name of the proposed purchaser or purchasers.

(b) The Offeree Member(s) shall have forty-five (45) days from the date of delivery of the Transfer Notice to notify the Transferor Member in writing as to their intent to purchase all, but not less than all, of the Transferor Member's Interest in the LLC offered for sale, in accordance with the price and terms set forth in the Transfer Notice. To the extent that any Offeree Member (or Members) elects not to exercise this Offeree Members' option to purchase, the remaining Offeree Member(s) may elect to do so (*"Electing Offeree Member(s)"*) and shall notify the Transferor Member in writing as provided in this paragraph. Closing shall occur on or before the seventy-fifth (75th) day after the date of delivery of the Transfer Notice.

(c) If any or all of the Offeree Member(s) exercise their option, the Transferor Member shall be obligated to sell its Interest in the LLC to the Electing Offeree Member(s), pro rata in accordance with the way in which the Offeree Member(s) unanimously agree, so long as the entire Interest in the LLC described in the Transfer Notice is purchased.

(d) If the Electing Offeree Member(s) do not exercise their option, the interest in the LLC described in the Transfer Notice may be transferred by the Transferor Member, but only to the person or persons set forth in the Transfer Notice, and upon the price, terms, and conditions set forth in the Transfer Notice. Upon Transfer to the person or persons set forth in the Transfer Notice, the transferee shall become a Substitute Member (so long as the Transferor Member has complied with the provisions of Section 10.02 herein). The Managing Member(s), by appropriate amendment to the Operating Agreement, shall cause any such person to become a Substitute Member. If such Transfer is not effected within ninety (90) days following the expiration of the Offeree Member's option, or if the terms of the offer change in any respect, the transfer of such interest in the LLC shall again be subject to this Section 10.03.

10.04 <u>Spouses Bound by Agreement</u>. The spouse of each Member who is a married individual shall execute this Agreement. If an unmarried Interest holder should marry during the term of this Agreement, such Interest holder shall obtain the consent of his or her spouse to the terms of this Agreement within 30 days of the date of marriage. Failure to obtain such consent shall constitute a material breach of this Agreement and entitle, but not require, the LLC or its assignee to purchase the Interest holder's Interest for the purchase price, and under the terms, set forth in Section 11.04. The spouses executing this Agreement each hereby consent to be bound by its terms and conditions. Should an event occur which requires that an Interest holder offer or be deemed to have offered his Interest to the LLC or the other Interest holders, then the rights and obligations of the offerees shall extend not only to the Interest actually owned by the Interest holder but also to the Interest owned, legally or beneficially, by the Interest holder's spouse and by the community of the Interest holder and his or her spouse. Each spouse of an Interest holder hereby irrevocably authorizes the Interest holder to make any offers required to be made under this Agreement and to take any other action authorized or required by a Member or Interest holder under this Agreement.

10.05 <u>Divorce of a Member</u>. In the event a Member who is an individual, if any, is divorced from his/her spouse (a *"Divorced Member"*), immediately upon the entry of a decree of divorce in a court of competent jurisdiction awarding ownership of the Interest, or any portion thereof, to the spouse of the Divorced Member, the Divorced Member shall give notice to the other Members and Managing Member(s). For a period ninety (90) days thereafter, the remaining Members shall have the option to purchase the Interest of the spouse of such Divorced Member in the LLC at a price determined as set forth in Section 11.05 hereof, as if such Divorced Member had desired to separate from the other Members on the date such decree of divorce was entered. The option to purchase the Interest of the spouse of the Divorced Member in the LLC may be exercised at any time within a period of ninety (90) days after the Members are notified in writing of the entry of such decree of divorce. The purchase price as provided therein shall be paid in full to the Divorced Member or other party designated by the Court wherein such decree of divorce is entered, after the date of the notification that such decree has been

entered. Upon payment of the purchase price, the Divorced Member or spouse, as appropriate, shall execute and deliver such deeds, assignments, conveyances and other instruments as may be reasonably necessary to evidence and render fully effective the transfer of the Interest, it being understood that such transfer of the Interest shall be subject to any indebtedness of the LLC. The Interest in the LLC so purchased shall be allocated to the Members in proportion to their respective Percentage Interest. No assignment or transfer of a Member's Interest in the LLC shall cause the Members to suffer any personal liability for outstanding indebtedness, liabilities, liens and obligations relating to the LLC which may exist on the date of the assignment or transfer.

ARTICLE XI.

BUY/SELL AGREEMENT

11.01 Manager's First Right to Purchase. Managers shall always retain the first right to purchase any interest holders Unit as may be offered under Section XI, and Managers shall follow the procedures for purchase as if such Manager is the sole electing offeree interest holder. In the event that Managers do not elect to purchase an interest or interests offered, then such interest or interests shall then be offered to the other interest holders under the terms and procedures of this Article XI.

11.02 Separation Notice. If any Member (the *"Separating Member"*) desires to separate from the other Member or Members as the case may be (the *"Responding Member"*), the Separating Member shall give written notice (the *"Separation Notice"*) to the Responding Members. The Separation Notice shall state:

(a) Desire to Separate. That the Separating Member desires to separate from the Responding Member and is willing either to purchase the interest in the LLC of the Responding Member or to sell the Separating Member's Interest in the LLC to the Responding Member; and

(b) Value. The value, as determined by the Separating Member, of all the assets of the LLC net of all liabilities of the LLC, upon which value the Separating Member is willing to have the purchase price for the Interest in the LLC determined.

11.03 Call Notice or Put Notice. Within sixty (60) days after receipt by the Responding Member of a Separation Notice, the Responding Member (who, except as specifically set forth below, shall be required to act unanimously in this regard) shall either:

(a) Call Notice. Give written notice (the *"Call Notice"*) of the Responding Member's election to purchase the Interest in the LLC of the Separating Member at the stated value in Section 11.02(b) above; or

(b) Put Notice. Give written notice (the *"Put Notice"*) of the Responding Member's election to sell its Interest in the LLC to the Separating Member at the stated value in Section 11.02(b) above.

Notwithstanding the foregoing, to the extent that additional Members have been admitted to the LLC and any Responding Member does not wish to accept or participate in the Separating Member's offer to sell, the remaining Responding Member(s) may accept the same by giving a Call Notice and may purchase the Separating Member's Interest in the LLC pro rata in accordance with such remaining Responding Member(s) Interest in the LLC and, in such event, the Member who does not wish to participate in such purchase shall have no rights to deliver to the Separating Member a Put Notice. The failure of the Responding Members to give either a Call Notice or Put Notice as provided herein within the required sixty (60) day period shall be deemed to be the giving of a Put Notice.

11.04 Purchase and Sale of Interest in the LLC. The closing of a purchase of a Member's Interest in the LLC, pursuant to this Article, shall take place at the offices of the Member purchasing the Interest in the LLC at such time as may be designated by the Responding Member in the Call Notice or the Put Notice, but in no event later than one hundred twenty (120) days after receipt by the Separating Member of the Call Notice or the Put Notice, unless a later time is agreed to by all of the Members (the

"Closing Date"). At the Closing, the Member(s) required by the Call Notice or the Put Notice to purchase (the *"Purchasing Member(s)"*), shall purchase all of the Interest in the LLC of the other Member(s) (the *"Selling Member(s)"*), pro rata in accordance with the Interest in the LLC of the Purchasing Members, or in such other proportions as the Purchasing Members may agree, by the payment of cash or certified funds to the Selling Member in an amount equal to the purchase price of the Selling Member's Interest in the LLC, as determined under Section 11.05 hereof. Contemporaneously with the receipt by the Selling Member of such purchase price, the Selling Member shall deliver to the Purchasing Member(s) or its assignee, an assignment(s) of its Interest in the LLC, in the form required by Section 11.06 hereof. Any assignee of Purchasing Member(s) is subject to the provisions of Section 10:02 herein (specifically excluding the consent of the Selling Member(s).

11.05 Determination of Purchase Price. The purchase price for any Member's Interest in the LLC under this Article XI shall be the amount that such Member would receive as a distribution in liquidation of the LLC if the LLC were liquidated and the total amount being distributed in the liquidation was the value of the LLC asset, as determined by a third party independent valuation specialist.

11.06 Form of Assignment. Any assignment of a Member's Interest in the LLC under this Article shall be in writing, shall be an absolute assignment of all of such Member's Interest in the LLC, and shall warrant:

(a) Percentage Interest. The Percentage Interest owned by the Member making the assignment.

(b) No Encumbrances. That such Interest is free and clear of all encumbrances; and

(c) Power to Assign. That the Member making the assignment has the full and complete right, power and authority to make the assignment.

11.07 Failure to Tender Purchase Price. If any Member elects under this Article XI to purchase all or any portion of another Member's Interest in the LLC, and fails to tender the cash or certified funds required under this Article within the required time period, time being of the essence hereof, then Other Purchasing Member(s) If there are other Purchasing Members, the other Purchasing Members may, within thirty (30) days after the Closing Date, proceed with the purchase of the Interest in the LLC of the Selling Member

11.08 Failure to Deliver Assignment. If any Member is required under this Article to deliver an assignment of its Interest in the LLC, and fails to deliver such assignment within the time required, time being of the essence hereof, or fails to deliver such assignment in the form required, then the Member(s) to whom such assignment is to be delivered, in addition to tall other remedies that may be available, shall have the right to an action for specific performance and damages against the Member who has failed to properly deliver the assignment. Further, by Members Agreement herein, Member hereby appoints Manager as Attorney-in-fact to deliver any Assignment required hereby.

11.09 Restriction on Right to Give Separation Notice. No Member shall initiate the Buy/Sell provisions set forth in this Article XI by giving a Separation Notice if any other Member having previously given a Separation Notice, has become a Separating Member hereunder and the purchase and sale of the Interest in the LLC pursuant to such Separation Member's initiation of the Buy/Sell provisions in this Article 11.10 have not been consummated.

11.10 Drag-Along Rights.

(a) Subject to the right of the Managers to consent to any assignment or transfer of interests pursuant to Article 10.01 above, if any Member(s) holding a majority of the outstanding interests in the Company (the "Majority Member") approves a sale, exchange, merger or similar transaction ("Company Sale"), pursuant to which a majority of the outstanding interests in the Company (whether owned by the Majority Member or the other Members), will be held by an unaffiliated third party (the "Acquiror"), then the Managers shall have the right to require each of the other Members to transfer or cause to be transferred to such Acquiror all Interests owned by such members; and, in any such event, each such Member shall agree to and shall be bound by the same terms, provisions and conditions in respect of any

Company Sale as are applicable to the majority Member. The provisions of Articles 10 and 11 herein shall not apply to any transaction to which this subsection applies to the extent the Managers shall have in fact have exercised the Drag-Along Rights under this subsection.

(b) If the managers desire to exercise the Drag-Along Rights, they shall give written notice to all of the Members ("Drag-Along Notice") of the Company Sale, setting forth the name and address of the Acquiror, the date on which such transaction is proposed to be consummated (which shall be not less than 15 days nor more than 60 days after the date such Drag-Along Notice is given) and the proposed amount and form of consideration and the terms and conditions of payment offered by the Acquiror, including, without limitation, the material terms of any debt or equity securities proposed to be included as part of such consideration, identifying the issuer or issuers thereof.

ARTICLE XII.

DISSOLUTION AND TERMINATION

12.01 Dissolution.

(a) The LLC shall be dissolved only upon the occurrence of any of the following events:

(i) When the period fixed for the duration of the LLC shall expire;

(ii) The unanimous written agreement of 75% of the Members;

(iii) The sale or other disposition of all of the real property owned by the LLC;

(b) As soon as possible following the occurrence of any of the events specified in Section 12.01(a) effecting the dissolution of the LLC, the appropriate representative of the LLC shall execute a Statement of Intent to Dissolve in such form as shall be prescribed by the Nevada Secretary of State and file same with the office of Nevada Secretary of State.

12.02 Waiver of Partition and Withdrawal. The Members acknowledge that this Agreement provides for the fair and just payment and liquidation of the Members' Units in the LLC, and that partition of the LLC's property prior to any of the occurrences contemplated in this Article would cause irreparable damage to the LLC. Accordingly, each Member hereby waives and renounces his or her right, if any, to seek appointment, for any reason, by any court of a liquidator of the LLC, or to seek the partition of the LLC or any LLC property. Furthermore, except as specifically provided in this Agreement, it is agreed that no Member shall have the right to withdraw any part of his or her Capital Contribution prior to the termination of this LLC, and then only as contemplated in this Article XII and to the extent of the LLC's assets.

12.03 Liquidation and Winding Up of the LLC.

(a) Upon filing the Statement of Intent to Dissolve with the Nevada Secretary of State, the LLC shall not terminate but shall be liquidated and shall continue until the winding up of the LLC's affairs has been completed. The Manager(s) shall be responsible for winding up, liquidating and dissolving the LLC. A reasonable time will be allowed for the orderly liquidation of the LLC and its discharge of liabilities so as to enable the LLC to minimize any losses attendant upon liquidation.

(b) Winding up of the LLC's affairs shall include completing all pending LLC business and thereafter collecting and disposing of LLC assets, paying LLC creditors and distributing to the Members the balance of any LLC assets.

(c) The Members shall continue to share net profits, net losses, and distributable cash of the LLC during the winding up of the LLC's affairs in the same proportions as if the LLC were not winding up its affairs as set forth hereinabove. Any gain or loss realized by the LLC on disposition of LLC assets in the process of liquidating and winding up its affairs shall be credited or debited to the Members as provided in Section 9.04.

(d) For purposes of this Agreement, any unrealized appreciation or decline in value with respect to LLC assets distributed in kind to a Member shall be allocated among the Members in accordance with the provisions of Article IX regarding the allocation of the LLC's profits and losses as though such assets were sold for their fair market value on the date of distribution. The Member's Capital Accounts shall be adjusted to reflect both the deemed realization of such appreciation or decline in value and the distribution of such Property.

12.04 Articles of Dissolution. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the LLC have been distributed to the Members, Articles of Dissolution shall be executed in duplicate and verified by the person signing the Articles, which Articles shall set forth the information required by the Nevada Act.

12.05 Order of Payment. On dissolution, the assets of the LLC shall be used and distributed in the following order: (a) to pay or provide for the payment of all LLC liabilities and liquidating expenses and obligations, including loans and obligations to the Members, in the order of priority provided by law; (b) to the setting up of any reserves which the Manager deems necessary (subject to Member approval as provided in Section 5.04) for the payment of any contingent or unforeseen liabilities or obligations of the LLC. Such reserves shall be paid over to a bank or person as shall be appointed by the Manager(s) to be held for the purpose of disbursing such reserves in payment of any such contingencies and, at the expiration of such period as the Manager(s) deems advisable, the bank or such other person shall distribute the balance thereafter in payment to the Members in discharge of their Capital Accounts; (c) after the payment of debts and liabilities according to Subparagraph (a) above and after the setting up of reserves according to Subparagraph (b) above, to the Members in discharge of their Capital Accounts and the balance according to their proportionate pro rata share of the profits, if any. Upon dissolution, each Member shall look solely to the assets of the LLC for the return of his or her Capital Contribution. If the LLC's assets remaining after the payment or discharge of the debts and liabilities of the LLC are insufficient to return a Capital Contribution of each Member, such Member shall have no recourse against the LLC or any other Member, with respect to return of a member's Capital Contribution or equalization or proportionalization of Capital Accounts. Neither the LLC nor such other Members shall have any claim against any Member for restoration of a Capital Account deficit or with respect to equalization of proportionalization of Capital Accounts. No Member shall have any right to demand or receive property other than cash upon dissolution and termination of the LLC.

12.06 Filing of Articles of Dissolution.

(a) Duplicate originals of such Articles of Dissolution shall be delivered to the Nevada Secretary of State.

(b) Upon the issuance of a Certificate of Dissolution the existence of the LLC shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Nevada Act. The Manager' shall thereafter by trustee(s) for the Members and creditors of the LLC and as such shall have authority to distribute any LLC property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the LLC.

ARTICLE XIII.

MISCELLANEOUS PROVISIONS

13.01 Notices. Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the Member's and/or LLC's address as it appears in the LLC's records, as appropriate. Except as otherwise provided herein, any such notice shall be deemed to be given three (3) business days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

13.02 Books of Accounts and Records. Proper and complete records and books of account shall be kept or shall be caused to be kept by the Manager in which shall be entered fully and accurately all transactions and other matters relating to the LLC's business in such detail and completeness as is customary and usual for businesses of the type engaged in by the LLC. Such books and records shall be maintained in accordance with the terms and conditions of this Agreement and shall be open for inspection by any of the Members, and any of the Members shall have the right to make a separate audit of the LLC's books and records at the Member's own expense. Unaudited monthly financial statements shall be prepared and mailed to each Member on a regular basis, not less than thirty (30) days after the end of the calendar month.

13.03 Application of Nevada Law. This Agreement, and the application of interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Nevada.

13.04 Amendments. Any amendment to this Agreement may be proposed to the Members by Members holding at least ten (10%) of the Interests in the LLC. A vote on an amendment to this Agreement shall be taken within thirty (30) days after notice thereof has been given to the Members unless such period is otherwise extended by applicable laws, regulations, or agreement of the Members. A proposed amendment shall become effective at such time as it has been approved by a majority in Interest of the Members.

13.05 Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, power of attorney and other instruments (i) necessary to comply with any laws, rules or regulations or (ii) desirable to carry out the terms and conditions of the Agreement.

13.06 Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter gender and vice versa.

13.07 Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

13.08 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation from having the effect of any original violation.

13.09 Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

13.10 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extend permitted by law.

13.11 Heirs, Successors and Assigns. Each and all of the covenants, terms provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by the Agreement, their respective heirs, legal representative, successors and assigns.

13.12 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the LLC.

13.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

13.14 Dispute Resolution. The parties agree that any dispute arising out of this Agreement shall be resolved through arbitration in accordance with the then current Rules of Commercial Arbitration of the American Arbitration Association or any successor organization (the "*AAA*"). The party desiring to initiate the arbitration process shall give written notice to that effect to the other party and shall, in such written notice, include a brief statement of its claims. Within ten (10) days of the notice of intent to arbitrate, the parties shall meet for the purpose of attempting to jointly select a single arbitrator to serve in the matter. If they are unable to agree on the designation of the arbitrator, either party may apply to the AAA for the appointment of a single arbitrator in accordance with the rules of the AAA then in effect. The arbitration proceeding shall be held within 60 days of the appointment of the appointment of the arbitrator, and the arbitrator shall render his or her decision within thirty (30) days after the conclusion of the arbitration proceeding. The decision of the arbitrator shall be final and binding upon, and non-appealable by, the parties and any judgment may be had on the decision and award so rendered in any court of competent jurisdiction. The prevailing party shall be entitled to all costs incurred in connection with the arbitration proceeding, including the fees or the arbitrator, its reasonable attorneys' fees, witness fees and other costs as determined by the arbitrator.

13.15 Power of Attorney. Each Member by executing this Agreement either individually or by a duly appointed attorney-in-fact, irrevocably designates and appoints with full power of substitution, the Managers and each Manager individually of the LLC as such member's true and lawful attorney and agent with full power and authority in such member's name place and stead to make, execute, swear to acknowledge, deliver, file and record the (a) certificate and any amendments thereto including any amendments required for the transfer of Units or Interests, any admission, substitution or deletion of Members in the LLC and the continuation of the LLC in accordance with this Agreement and the certificate as required by the Act ; (b) any cancellation of this Agreement and the Certificate as required by the Act upon termination and dissolution of the LLC; (c) all certificates, instruments, documents and other papers (including without limitation any business certificate, fictitious name certificate, articles of organization and additional powers of attorney) and amendments thereto which may be required from time to time under the laws of the United States, the State of Nevada or any other jurisdiction in which the LLC determines to do business, or required by any political subdivision or agency of any of the foregoing or otherwise, or which the Manager(s) deems appropriate or necessary, to qualify or continue the qualification of the LLC as a Limited Liability Company, to carry on the objectives and intent of this Agreement, to conduct the business and affairs of the LLC, to admit, substitute or delete Members of the LLC and to effect the termination and dissolution of the LLC; (d) all instruments which the Board of managers deems appropriate to reflect a change or modification of the LLC in accordance with the terms of this Agreement; (e) all conveyances and other instruments which the Manager(s) deems appropriate to effect the transfer of Interests, to admit, substitute or delete Members, to sell, exchange, dispose of, lease, mortgage, quitclaim, deed, encumber or transfer any assets or properties of the LLC, to borrow money and otherwise enter into financing transactions and to reflect the dissolution and termination of the LLC, all in accordance with the terms of this Agreement; and (f) all amendments and/or restatements of this Agreement adopted in accordance with the provisions of this Agreement.

The power of attorney granted herein shall be deemed to be a power coupled with an interest, shall survive the death or legal capacity of a Member and shall survive the transfer by a Member of all or any portion of a Member's Interest or any interest therein, provided that when the transferee of the interest has been approved as required under this Agreement as a substitute Member, the power shall survive such transfer with respect to the interest so transferred only for the purpose of enabling the Manager(s) to execute, acknowledge and file any instrument necessary to effect such substitution.

IN WITNESS WHEREOF, the parties have executed this Agreement as the 1st of March, 2011.

LATITUDE ENERGY SERVICES, LLC

By: ______________________
Moondog, Llc, Manager
V. RAY HARRISON

Mike Teutsch
Logoly Farms Llc., Manager

____
DIT Equities, Llc, Member

____
FZQ Realty, Llc Member

Latitude Solutions, Inc., Manager

SCHEDULE A

Member Name	Membership Interest	Percentage Interest
Latitude Solutions, Inc	70%	70%
Moondog, Llc	9%	9%
Logoly Farms Llc.	9%	9%
DIT Equity, Llc	6%	6%
FEQ Realty, Llc	6%	6%